EXHIBIT 24.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report, dated November 7, 1996, which appears on page F-1 of the annual report on Form 10-KSB relating to the financial statements of XATA Corporation for the year ended September 30, 1996 and to the reference to our firm under Item 5 of the Registration Statement.




                                            /s/ McGladrey & Pullen, LLP

                                            McGLADREY & PULLEN, LLP

Minneapolis, Minnesota
June 2, 1997